Exhibit 99.1

1200 RIVERPLACE BOULEVARD — JACKSONVILLE, FL 32207-1809 — (904) 346-1500

July 10, 2013	For more information:
Linda Tasseff
FOR IMMEDIATE RELEASE	Director, Investor Relations
(904) 858-2639
ltasseff@steinmart.com

STEIN MART, INC. TO ENGAGE KPMG AS THE COMPANY’S INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

JACKSONVILLE, FL – Stein Mart, Inc. (NASDAQ: SMRT) is pleased to announce that the Audit Committee of the Board of Directors has approved the engagement of KPMG LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending February 1, 2014. The Audit Committee selected KPMG after a thorough auditor evaluation and selection process.

About Stein Mart

Stein Mart stores offer the fashion merchandise, service and presentation of a better department or specialty store, at prices competitive with off-price retail chains. Currently with locations from California to Massachusetts, Stein Mart’s focused assortment of merchandise features current season, moderate to better fashion apparel for women and men, as well as accessories, shoes and home fashions.

SMRT-G

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Additional information about Stein Mart, Inc. can be found at www.steinmart.com